EXHIBIT 10.51

STATE OF NORTH CAROLINA
COUNTY OF HARNETT
LEASE

THIS LEASE ("Lease"), made and entered into effective as of the 25 day of February, 2010, by and between BOON EDAM, INC. (hereinafter referred to as "Owner"), a New York corporation; and AMERICAN DEFENSE SYSTEMS, INC. (hereinafter referred to as "Tenant"), a Delaware corporation;

WITNESSETH:

WHEREAS, Owner and Tenant desire to establish the terms and conditions of a lease and execute this Lease to so establish such terms.

NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid to each party by the other, the receipt of which hereby is acknowledged, and the mutual promises, covenants, and conditions contained herein, the parties hereby do agree as follows:

1. Premises. Owner hereby does let and demise to Tenant and Tenant hereby leases from Owner that property commonly known as 420 McKinney Parkway, Lillington, North Carolina, which is more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Premises"), together with all improvements located thereon.

2. Term. The term of this Lease shall commence on March 1, 2010 ("Commencement Date") and shall continue for a term of five (5) years, terminating on January 31, 2015, unless sooner terminated as hereinafter provided.

3. Rent. Beginning on the fifteenth (15th) day of March 2010,  Tenant agrees to pay Owner without demand, deduction or set off, the following Rental amounts in advance on the fifteenth (15th) day of each calendar month during the Term hereof:

Lease Year	Annual Rent	Monthly Rent
Year One	$211,248.00	$17,604.00
Year Two	$217,784.00	$18,149.00
Year Three	$224,519.00	$18,710.00
Year Four	$231,463.00	$19,289.00
Year Five	$238,622.00	$19,885.00

4. Late Charges. In addition to the other remedies of Owner, Tenant shall pay to Owner, as additional rent, a late payment charge equal to five percent (5%) of the amount of the rent due if the rent is not received by Owner on or before the tenth (10th) day after the date it is due. The parties agree that such late charge represents a fair and reasonable estimate of the costs Owner will incur by reason of such late payment.

5. Security Deposit. Tenant shall deposit with Owner upon execution of this Lease the sum of Fifty Thousand and no/100 Dollars ($50,000.00) as a security deposit which shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. If any of the rents or other charges or sums payable by Tenant shall be over due and unpaid or should payments be made by Owner on behalf of Tenant, or should Tenant fail to perform any of the terms of this Lease, then Owner may, at its option, appropriate and apply the security deposit, or so much thereof as may be necessary, to compensate toward the payment of the rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Owner resulting from such default on the part of the Tenant In the event Tenant furnishes Owner with proof that all utility bills have been paid through the date of Lease termination, and performs all of Tenant's other obligations under this Lease, the security deposit shall be returned in full to Tenant within thirty (30) days after the date of the expiration or sooner termination of the Term of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease. The security deposit shall be held in a separate trust account or escrow account for the benefit of the tenant.

6. Rules and Regulations. Tenant agrees to perform and abide by such rules and regulations as may be made from time to time by Owner, provided such rules and regulations shall not interfere with Tenant's use of the Premises for the purposes intended by Tenant.. Tenant further agrees to perform and abide by all restrictive covenants which govern the use of the Premises and are of record in the office of the Register of Deeds of Harnett County and such other restrictive covenants, if any, as may be recorded from time to time affecting the Premises.

7. Use. During the term of this Lease, the Premises shall be used only for the following purposes: Manufacture of laminated glass products and steel manufacturing. In addition to Owner's other remedies for the breach by Tenant of the provisions of this Paragraph, Owner shall be entitled to injunctive relief, the parties agreeing that Owner's remedies at law may not be adequate. Notwithstanding anything to the contrary contained herein, Tenant shall not manufacture ammunition or explosives on the Premises.

8. Non-compete/Non-solicitation. As a material inducement to Owner entering into this Lease with Tenant, Tenant agrees that, during the term of this Lease, Tenant shall, directly or indirectly design, develop, manufacture, or sell any security revolving door, revolving door, turnstile, or optical turnstile. Further, State and Federal laws not with-standing, Owner and Tenant agree that, during the term of this Lease, neither party shall employ or seek to employ, or advise or recommend to any other person that such person employ or seek to employ, any employee of the other party or otherwise induce such an employee to terminate employment with the other party. Notwithstanding the preceding, nothing shall prohibit a party from employing or offering to employ an employee or former employee of the other party who has responded to a general solicitation in a newspaper or website with respect to a job offering.

9. Environmental. Tenant shall not permit, allow, or cause any act or deed to be performed or any practice to be adopted or followed in and about the Premises which shall cause or be likely to cause injury or damage to any person or to the Premises. Tenant at all times shall comply fully with all Environmental and Safety Requirements, provided that Tenant shall not be responsible for causing the Premises to be brought into compliance as to any environmental issue which exists prior to Tenant's occupancy or which is caused, in whole or in part, by any party other than Tenant. Tenant's compliance obligations shall only be to the extent that the applicability of the Environmental and Safety Requirements are triggered by an action or omission of Tenant. In all other respects, Owner shall, at Owner's own expense, comply with all Environmental and Safety Requirements. "Environmental and Safety Requirements" shall mean all federal, state, and local statutes, regulations, ordinances, and similar provisions having the force or effect of law, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all standards of conduct and bases of obligations relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous or otherwise regulated materials, substances, wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation. Tenant shall not permit to exist on the Premises any hazardous substance, hazardous waste, pollutant, contaminant, toxic substance, asbestos, oil, other petroleum, or chemical, biological, or radioactive substance ("Hazardous Materials") which is subject to regulation under any such law, rule, regulation, order or requirement or any storage tank used for the storage thereof, whether above-ground or underground, except such as may be consented to in writing by Owner prior thereto. Any consent must be preceded by submission to Owner of appropriate Material Safety Data Sheets. In the event Owner consents to Tenant's use of Hazardous Materials, Tenant covenants that it will: (1) acquire, store, use and dispose of such Hazardous Materials in compliance with all Environmental and Safety Requirements; (2) comply with any recommendations by the insurance carrier of either Owner or Tenant relating to the use by Tenant on the Premises of such Hazardous Materials; (3) refrain from unlawfully disposing of or allowing the disposal of any Hazardous Materials upon, within, about, or under the Premises; and (4) remove all Hazardous Materials from the Premises, either after their use by Tenant or upon the expiration or earlier termination of this Lease, in compliance with all Environmental and Safety Requirements.

In the event of Owner's consent, Tenant shall be responsible for obtaining all necessary permits in connection with its use, storage, and disposal of Hazardous Materials, and shall develop and maintain, and where necessary, file with the appropriate authorities, all reports, receipts, manifests, filings, lists, and invoices covering those Hazardous Materials and Tenant shall provide Owner with copies of all such items upon request. Tenant shall provide to Owner, within five (5) days after receipt thereof, copies of all notices, orders, claims, or other correspondence from any federal, state, or local government or agency alleging any violation of any Environmental and Safety Requirements by Tenant, or related in any manner to Hazardous Materials. In addition, Tenant shall provide Owner with copies of all responses to such correspondence at the time of the response.

In addition to Owner's other remedies, Tenant agrees to indemnify and hold Owner, its successors and assigns, harmless from and against any and all loss, cost, penalty, fine, suit, liability, claim, or damage of any and every kind whatsoever (including reasonable attorney fees actually incurred) arising as a result of the failure of Tenant, Tenant's agents, employees, invitees, or successors, to comply with the provisions of this Paragraph, or as a result of contamination, escape, seepage, leakage, spillage, discharge, emission, or release from the Premises of any Hazardous Materials during the term of this Lease. This indemnity shall also apply to any release of Hazardous Materials caused by fire or other casualty to the Premises, except to the extent the release is caused by Owner or a third party.

Any failure of Tenant to comply with the covenants to be performed hereunder with respect to Hazardous Materials or Environmental and Safety Requirements, or the filing of any environmental protection lien against the Premises as a result of the actions of Tenant, its agents, employees, invitees, or successors, shall constitute a default under this Lease.

Tenant shall provide Owner with prompt notice of any release of Hazardous Materials, any fire, any damage occurring on or to the Premises, regardless of whether the release of Hazardous Materials, fire, or damage is reportable to federal, state, or local authorities. To the best of Owner's knowledge, no Hazardous Materials have been used, generated, released, handled, stored, treated, disposed or otherwise located within the Premises. Owner has received no notice of any violations of any environmental or health and safety laws, regulations, ordinances, standards, decrees, orders or permits relating to the Premises, the Building, or the Land, or that there have been any investigations, proceedings, claims, actions or notices pending, given or threatened, relating to the Building or the Land.

The warranties and indemnities contained in this Paragraph shall survive the termination of this Lease.

10. Maintenance and Repair. Tenant accepts the condition of the Premises "as is." After the term of this Lease commences, Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace as needed, the Premises, including, but not being limited to, the heating and air conditioning equipment (including, but not limited to, replacement of parts, compressors, air handling units, and heating units) and other improvements located thereon. Normal wear and tear is expected; provided, however, that all maintenance, repairs, and replacements necessitated by normal wear and tear shall be performed by Tenant at Tenant's sole cost and expense. At all times during the term of the Lease, Tenant shall keep the improvements on the Premises and the Premises themselves in as good a condition as exists on the date this Lease commences. Tenant shall return the Premises to Owner at the expiration or prior termination of this Lease in as good a condition and repair as when first received, damage by fire and similar casualties being excepted and excluding any improvements made by Tenant or any equipment to be removed by Tenant At such expiration or termination, Tenant will remove any improvements that it has made, provided that Owner shall have given notice of at least thirty (30) days prior to expiration or termination of its intention for Tenant to remove the improvements, and provided Tenant repairs any damage to the Premises resulting from such removal. Tenant, Tenant's employees, agents, contractors, or subcontractors shall take no action which may void any manufacturer's or installer's warranty with relation to the Premises. In the event Tenant fails to provide such maintenance, repair, and replacement, in addition to other remedies available to Owner, Owner may perform or have performed such maintenance, repair, and replacement and Tenant immediately shall reimburse the cost thereof to Owner as additional rent.

11. ADA Compliance. Tenant at all times shall comply fully with all applicable federal, state, and local laws, rules, regulations, orders, and requirements relating to the accommodation of individuals with disabilities, including, without limitation, the Americans with Disabilities Act and the regulations promulgated thereunder as the same from time to time may be amended (hereinafter collectively referred to as the "Disability Laws"). To the extent required by the Disability Laws and this Lease, Tenant shall insure that the Premises are accessible to employees, licensees, and invitees of Tenant with disabilities and that the Premises and Tenant's operations otherwise are in compliance with the Disability Laws, at the sole cost and expense of Tenant; provided, however, that Tenant shall not make any structural changes or alterations in or to the Premises except after obtaining the prior written consent of Owner as required by the Paragraph of this Lease entitled "Structural Changes."

12. Utilities and Services. Owner represents that the following utilities are available to the Premises; electricity, water, sanitary sewer, gas and phone. Tenant shall be responsible for and shall pay all costs and charges for utilities and services in connection with Tenant's occupancy of the Premises, including but not limited to water, sewer, energy, telephone, garbage and other services. All of the foregoing utilities and services shall be instituted and obligated for in the name of Tenant, and Owner shall have no responsibility whatsoever for the furnishing or cost of same.

13. Structural Changes. Tenant shall not make any structural changes, alterations, additions, or improvements in or to any part of the Premises except after obtaining the prior written consent of Owner which consent shall not be unreasonably withheld or delayed. Owner acknowledges and consents to the construction of a demising wall and Tenant upfit improvements as described on Exhibit B. Tenant promptly shall remove any structural changes, alterations, additions, or improvement constructed in violation of this Paragraph upon Owner's written request and promptly shall repair any damage caused thereby. All approved structural changes, alterations, additions, or improvements shall be accomplished in a good and workmanlike manner, in conformity with all applicable laws and regulations, by a contractor approved by Owner, and shall be free of any liens or encumbrances. Owner may require Tenant to remove any structural changes, alterations, additions, or improvements (whether or not made with Owner's consent) at the termination of the Lease and to restore the Premises to its prior condition, all at Tenant's expense. All structural changes, alterations, additions, and improvements which Owner does not require Tenant to remove shall become Owner's property and shall be surrendered to Owner upon the termination of this Lease, except that in the event Tenant is not in default, Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises and Tenant shall repair all damages caused by such removal. All furnishings, furniture, fixtures, and equipment installed by Tenant on the Premises (and not required as a maintenance, repair, or replacement item under the provisions of the Paragraph of this Lease entitled "Maintenance and Repair") may be removed from the Premises at any time prior to the expiration of this Lease. This right of removal of Tenant shall be contingent upon Tenant not being in default under the terms of this Lease and contingent upon Tenant immediately repairing and replacing any and all damage to the Premises resulting from the removal of such furnishings, furniture, fixtures, and equipment. At the expiration of the term of this Lease or earlier termination, upon demand by Owner, Tenant, at Tenant's sole cost and expense, shall remove any furnishings, furniture, fixtures, and equipment installed by Tenant on the Premises, and shall repair and replace any and all damage to the Premises resulting from such removal.

Tenant shall not at any time suffer or permit the attachment to the Premises of any mechanic's or material supplier's lien for work done or materials furnished in connection with any work done to the Premises by Tenant, or in connection with the maintenance or repair of the Premises by Tenant. Tenant agrees to indemnify Owner and to hold Owner harmless from all loss, cost, claim, suit, liability or damage (including reasonable attorney fees) arising as a result of the filing of any such lien upon Owner's title and immediately to take such action as is required to remove such lien from Owner's title. If any such lien attaches to the Premises and is not discharged or released within sixty (60) days from the date of attachment, whether or not such lien is valid, Owner may, at its option, pay to the lien claimant the amount of such lien or discharge such lien as provided by the North Carolina General Statutes and notify Tenant of such payment or discharge, in which event such amount shall be immediately due and payable by Tenant as additional rent. Tenant is a tenant only and no such lien claimant may claim a lien upon the interest of Owner in the Premises.

Notwithstanding anything to the contrary contained herein, without Owner's consent, Tenant shall have the right to make nonstructural alterations to the interior of the Premises or to the extent such alterations do not exceed Ten Thousand Dollars ($10,000.00) in value.

14. Tenant's Personal Property. All of the personal property placed or installed on the Premises by Tenant shall be at the risk of Tenant, and Owner shall not be liable for any damage to or the destruction of said personal property, or to Tenant, however occurring, including, but not limited to, the bursting or leaking of water or steam pipes or from any willful act or negligence of any other person or cause whatsoever.

15. Signs. Tenant shall place no signs upon the outside walls or roof of the Premises, except with the express written consent of Owner, which consent shall not be unreasonably withheld or delayed. Any and all permitted signs placed on the Premises by Tenant shall be maintained in compliance with all governmental rules and regulations, and any restrictive covenants governing such signs and Tenant shall be responsible to Owner for any damage caused by installation, use, or maintenance of said signs, and for all damage incident to removal thereof

16. Taxes. Tenant shall be responsible for and shall pay all ad valorem taxes and assessments imposed by any lawful authority upon the Premises including all ad valorem taxes and assessments imposed by any lawful authority upon any personal property located in or upon the Premises. Such taxes and assessments shall be prorated on a calendar year basis for any period hereunder less than a full calendar year. Owner shall deliver to Tenant at the address of Tenant set forth in the Paragraph herein captioned "NOTICE" statements for all such ad valorem taxes and assessments imposed upon the Premises; and Tenant shall pay all such taxes and assessments within fifteen (30) days after receipt thereof or on such subsequent date as Tenant may elect provided that such taxes and assessments may be paid thereafter without incurring any penalty or interest thereon. In the event Tenant shall incur any penalty or interest as a result of the failure or delay of Owner in delivery of such statements as aforesaid, Owner shall reimburse Tenant for all such penalties and interest upon demand therefor or Tenant may deduct from the next rentals due hereunder the amount of all such penalties and interest. In any event, Tenant shall furnish Owner with satisfactory evidence of payment thereof within a reasonable time thereafter.

17. Assignment and Subletting. Tenant shall have the right to assign or sublet the Premises to any affiliate of Tenant, successor by merger or consolidation, or acquirer of substantially all of the assets of Tenant without the consent of Owner. Tenant shall provide Owner with written notice of any such assignment or sublease. Except as set forth in the preceding sentence,=Tenant shall not have the right to assign this Lease or to sublet the Premises or any part thereof, or to permit the use of the Premises by any party other than Tenant, without the prior written consent of Owner, which consent shall not be unreasonably withheld. Consent to any assignment or sublease shall not impair this provision and all subsequent assignments or subleases shall be made likewise only after the prior written consent of Owner. Any permitted assignee of Tenant shall become directly liable to Owner for all obligations of Tenant hereunder, but no permitted assignment or subletting shall relieve Tenant from any liability hereunder.

18. Casualty Damage. If the Premises shall be so damaged or destroyed by fire, the elements, or other casualty so as to render the Premises unfit for tenancy for the use and purposes of Tenant as determined by Tenant using commercially reasonable judgment, Owner shall notify Tenant within thirty (30) days after the date of such damage or destruction whether or not Owner can restore the Premises for Tenant's use within one hundred twenty (120) days after such damage or destruction. If the Premises can be restored within such period. then this Lease shall continue with rent equitably abated until such time as the Premises are restored. If the Premises cannot be restored within such period, then either party shall have the option of terminating this Lease effective as of the date of such damage or destruction. If neither party elects to terminate the Lease, then rent shall equitably abate until such time as Owner restores the Premises as nearly as possible to the condition that same were in immediately prior to such damage or destruction, at which time full rent shall recommence.

In the event of any lesser damage or destruction, Owner shall have the obligation to repair, replace or restore the Premises or any portion thereof following any such damage or destruction only to the extent of insurance proceeds actually received.

Notwithstanding the foregoing, if the damage or destruction occurs during the last year of the term, and Owner determines that restoration of the Premises cannot occur within a period that would leave at least nine (9) months remaining on the Term of the Lease, then either party shall have the right to terminate this Lease effective as of the date of such damage or destruction.

19. Governmental Orders. Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority made necessary by reason of Tenant's occupancy of the Premises. Owner agrees to comply promptly with any such requirements if not made necessary by reason of Tenant's occupancy. It is mutually agreed, however, between Owner and Tenant, that if in order to comply with such requirements, the cost to Owner or Tenant, as the case may be, shall exceed a sum equal to one (1) year's rent, then Owner or Tenant, whichever is obligated to comply with such requirements, may terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice in accordance with the provisions of Paragraph 36(d) hereof and which notice shall eliminate the necessity of compliance with such requirements by the party giving such notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving such notice all costs of compliance in excess of one (1) year's rent, or secure payment of said sum in a manner satisfactory to the party giving such notice.

20. Condemnation. If the whole or any part of the Premises, Building, or land shall be appropriated and taken by virtue of any condemnation proceeding for any public or quasi-public use or purpose so as to render the remaining portion untenantable for the uses and purposes contemplated by the parties, as determined by Tenant using commercially reasonable judgment, this Lease immediately shall terminate on the date possession thereof shall be so appropriated and taken. In the event of any lesser condemnation, and if in Tenant's reasonable opinion, the Premises are still suitable for Tenant's intended purposes, this Lease shall continue but the rent shall equitably abate based upon the portion of the Premises that are untenantable. If this Lease is not terminated following a partial condemnation, Owner shall, as speedily as is practical under the circumstances, make all necessary repairs or alterations necessary to make the Premises an architectural whole. All damages awarded for the acquisition or condemnation of the Premises, or any part thereof, shall become the sole and absolute property of Owner, regardless of whether such damages are awarded as compensation for the diminution in the value of the leasehold or the loss of the fee.

21. Inspection and Entry by Owner. Owner and its authorized agents and representatives shall have the right to enter the Premises during all reasonable hours in order to examine the Premises and shall be allowed to exhibit the Premises to any prospective tenant at any time within ninety (90) days prior to the expiration of the term of this Lease and may enter the Premises to make repairs required of Owner under the terms hereof, if any. Owner and its agents and representatives shall give at least one (1) business day's written notice of any such entry, except in the event of emergency, in which event Owner shall provide notice to Tenant as soon as reasonably possible.=The inspection rights described in this Paragraph shall in no way diminish Tenant's duty to provide notice of needed repairs described in the Paragraph of this Lease entitled "Maintenance and Repair."

22. Subordination, Non-Disturbance, Attornment and Estoppel. Subject to Tenant receiving a subordination, non-disturbance and attornment agreement ("SNDA") from every mortgagee, this Lease is subject to and subordinate to all security liens, mortgages, and deeds of trust which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements, and extensions thereof. The SNDA shall be reasonably acceptable to Tenant. Notwithstanding the self-operative nature of the foregoing, upon demand by Owner, Tenant shall execute and deliver promptly any such SNDA, provided that such SNDA is executed by Owner's mortgagee. Owner shall provide an executed SNDA from its current mortgagee, if any, within twenty (20) business days after execution of this Lease.

Neither such subordination, nor any foreclosure of any such mortgage or deed of trust, shall affect Tenant's right to continue in possession of the Premises under the terms of this Lease so long as Tenant shall not default in the performance of Tenant's obligations hereunder. Notwithstanding the foregoing, neither the party acquiring the interest of Owner hereunder as a result of foreclosure or any deed in lieu of foreclosure, nor any of such party's successors and assigns, shall be (a) liable for any act or omission of any prior owner; (b) subject to any offsets or defenses which Tenant may have against any prior owner; or (c) bound by any payments of rent which Tenant may have paid in excess of the current month's rent to any prior owner.

If the holder of any deed of trust or other instrument affecting or encumbering the fee title to the Premises shall succeed to the rights of Owner and shall allow Tenant to remain in possession under this Lease, Tenant shall attorn to and recognize such successor as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment.

Within ten (10) business days after request by Owner or any mortgagee or trustee under a mortgage or deed of trust of Owner that Tenant execute an estoppel certificate, Tenant shall deliver such a certificate in recordable form and satisfactory to Owner and directed to the proposed mortgagee, purchaser, or other transferee and to Owner, certifying any facts that are then true with respect to this Lease, including, without limitation (if such be the case), that this Lease is in full force and effect, the date through which rent is paid, that no default exists on the part of Owner or Tenant under this Lease, that Tenant is in possession, that Tenant has commenced the payment of rent under the Lease and that there are no defenses or offsets claimed by Tenant with respect to the rent under the Lease.

23. Casualty Insurance. Tenant, at the sole cost and expense of Tenant, shall keep the Premises insured to the extent of not less than one hundred percent (100%) of the replacement cost of all improvements upon the Premises against loss or damage by fire, with extended coverage. Each insurance policy effecting such coverage shall designate Owner, Owner's mortgagee, if any, and Tenant as insureds as their respective interests may appear, and shall contain a clause that the insurer will not cancel or modify the insurance coverage without first giving Owner a minimum of thirty (30) days' advance written notice by certified mail. Further, each such policy shall be carried with a reputable insurance company authorized to do business in North Carolina and approved by Owner, and a copy of each such policy or a certificate of insurance shall be provided to Owner together with evidence of the timely payment of all premiums. In the event Tenant at any time shall fail to maintain such insurance or shall fail to pay any and all premiums therefor, Owner shall have the right and option to effect such insurance and pay any and all premiums therefor; and, in the event of any such payment, Tenant, on the rental date next succeeding the date on which such payment shall have been made, shall pay to Owner a sum equal to the amount which was so paid for such insurance premiums, it being expressly understood that Owner shall have no obligation whatsoever hereunder to effect such insurance or to make such premium payments to cure the default of Tenant. Tenant, at the sole cost and expense of Tenant, shall keep any property located therein or thereon or affixed thereto insured to the extent that Tenant shall deem necessary to protect Tenant's interest in such property.

24. Liability Insurance. During the term of this Lease, Tenant, at Tenant's sole cost and expense, shall maintain a general comprehensive public liability insurance policy insuring Tenant, Owner and any other persons designated by Owner against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property occasioned by or arising out of or in connection with the use or occupancy of the Premises by Tenant. The limits of such policy or policies shall be in an amount of not less than Two Million Dollars ($2,000,000.00) with respect to injuries to or death of any one (1) person, in an amount of not less than Two Million Dollars ($2,000,000.00) with respect to any one (1) accident or disaster, and in an amount not less than Two Million Dollars ($2,000,000.00) with respect to property damaged or destroyed. Such policy or policies shall contain a special endorsement recognizing and insuring any liability accruing to Tenant as a result of Tenant's indemnification of Owner pursuant to the Paragraph of this Lease entitled "Indemnity; Waste," and naming Owner as an additional insured. Such policy or policies shall be noncancellable except after thirty (30) days prior written notice to Owner. Such policy or policies or duly executed certificates of insurance as required shall be delivered to Owner simultaneously with the execution of this Lease and thereafter at least ten (10) days prior to the expiration of each policy term. In the event Tenant fails to maintain such insurance or to provide Owner certificates thereof, in addition to other remedies available to Owner, Owner may obtain such insurance and Tenant immediately shall reimburse the cost thereof to Owner as additional rent.

25. Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, each of Owner and Tenant hereby waives all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises, any improvements thereto, any personal property of Owner or Tenant or any personal injury arising from any cause that (a) would be insured against under the terms of any insurance required to be carried hereunder; or (b) is insured against under the terms of any insurance actually carried regardless of whether it is required hereunder. The foregoing waiver shall apply regardless of the cause of origin of the claim, including but not limited to the negligence of a party or its agents, officers, employees or contractors. The foregoing waiver shall not apply to the extent that it invalidates any insurance coverage of Owner or Tenant Each party shall obtain any special endorsements required by its insurer to evidence compliance with this waiver.

26. Indemnity; Waste. Tenant shall indemnify and hold Owner harmless from any and all loss, cost, fine, suit, damage, expense, or liability (including reasonable attorney fees) for any damage or injury to any other person or to any property occasioned by or resulting from the willful, negligent, or improper conduct, acts or omissions on the part of Tenant, its agents, employees, customers, and invitees from or in or about the Premises, including, without limitation, any claims for damages to persons or property by reason of Tenant's use or occupancy of the Premises; provided, however, that Tenant shall not be required to indemnify and hold harmless Owner from negligent or improper conduct, acts or omissions of Owner or Owner's agents, servants, or employees. Tenant shall not commit waste on the Premises. Owner shall indemnify and hold Tenant harmless from any and all loss, cost, fine, suit, damage, expense, or liability (including reasonable attorney fees) for any damage or injury to any other person or to any property occasioned by or resulting from the willful, negligent, or improper conduct, acts or omissions on the part of Owner, its agents, employees, customers, and invitees from or in or about the Premises; provided, however, that Owner shall not be required to indemnify and hold harmless Tenant from negligent or improper conduct, acts or omissions of Tenant or Tenant's agents, servants, or employees.

27. Default. The occurrence of any of the following events shall be a default by Tenant in this Lease ("Event of Default"):

a. Tenant's failure to pay any rent reserved hereunder within five (5) business days after notice the same shall be mailed to tenant due; or

b. Tenant's failure to perform any other of the terms, covenants, or conditions contained in this Lease to be observed or performed by Tenant, and such default shall continue for more than thirty (30) days after written notice thereof shall have been mailed to Tenant, provided that in the event such default cannot be cured within thirty (30) days, then such additional time as shall be required by Tenant to cure the default, provided that Tenant shall have in good faith commenced the cure and shall continue diligently and continuously thereafter to prosecure the cure to completion; or

c. Tenant's becoming bankrupt or insolvent; or

d.Tenant's filing any debtor proceeding, Tenant's allowing to be taken against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for appointment of a receiver or trustee of all or any portion of Tenant's property; or

Tenant's making an assignment for the benefit of creditors, petitioning for or entering into an arrangement, or Tenant abandoning the Premises or suffering the Lease to be taken under any right of execution. Owner shall be in default in the event Owner fails to perform any of the terms, covenants or conditions contained in this Lease to be to be observed or performed by Owner, and such default shall continue for more than thirty (30) days after written notice thereof shall have been mailed to Owner, provided that in the event such default cannot be cured within thirty (30) days, then such additional time as shall be required by Owner to cure the default, provided that Owner shall have in good faith commenced the cure and shall continue diligently and continuously thereafter to prosecure the cure to completion.

28. Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Owner, without excluding other rights and remedies that it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. If Owner should elect to re-enter as herein provided, or should take possession pursuant to legal proceedings, it may terminate this Lease and recover from Tenant damages in an amount equal to all rent which is due plus the difference in value between the present value of all rent reserved hereunder for the remainder of the term of this Lease and the present value of all reasonable rental value of the Premises for the remainder of the term of this Lease, or it may from time to time without terminating this Lease make such alterations and repairs as may be necessary in order to relet the Premises, and relet said Premises for such term and at such rents as Owner may deem advisable. In the event of any such reletting, all rents received by Owner shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Owner; second, to the payment of any costs and expenses of such reletting, including the expenses of alteration and repair; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be applied by Owner in payment of future rent due and unpaid hereunder. If such reletting shall yield rentals insufficient for any month to pay the rent due by Tenant hereunder for that month, Tenant shall be liable to Owner for the deficiency and the same shall be paid monthly. No such re-entry or taking possession of the Premises by Owner shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant by Owner at the time of such re-entry. Notwithstanding such re-entry and reletting without termination, Owner, at any time thereafter, may elect to terminate this Lease for such previous breach, in which event Owner may recover from Tenant damages incurred by reason of such breach, including the cost of recovering the Premises and the difference in value between the present value of the rent reserved hereunder for the remainder of the term and the reasonable present value rental value of the Premises for the remainder of the term.

If Tenant abandons the Premises or is dispossessed by process of law, any personal property belonging to Tenant and left on the Premises shall, at the option of Owner, be deemed abandoned and available to Owner to use or sell to offset any rent due or any expenses incurred by removing same and restoring the Premises.

29. Effect of Termination of Lease. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Owner's right to collect rent for the period prior to termination thereof.

30. Holdover. Upon the expiration of the tern" of this Lease, if Tenant remains in possession of the Premises with Owner's acquiescence and without any express agreement of the parties, Tenant shall be a tenant at will at the rental rate which is in effect at the end of this Lease and there shall be no renewal of this Lease by operation of law. If Tenant remains in possession of the Premises after the expiration of the term of this Lease without the execution of a new lease, and without Owner's acquiescence, Tenant shall be a tenant at sufferance and commencing on the date following the date of such expiration, the monthly rent payable under the Paragraph of this Lease entitled "Rent" shall for each month, or fraction thereof, during which Tenant remains so in possession of the Premises, be one and one-half times the monthly rent otherwise payable under the Paragraph of this Lease entitled "Rent."

31. Attorney Fees. In the event that any action or proceeding is brought to enforce any term, covenant, or condition of this Lease on the part of Owner or Tenant, the prevailing party in such litigation shall be entitled to recover reasonable attorney fees and costs.

32. Time of the Essence. Time is of the essence in this Lease.

33. Right of First Refusal. In the event that Owner shall elect to sell the Premises during the term hereof, Owner shall give notice to Tenant of the price and terms of the proposed sale and Tenant thereupon shall have the right of first refusal to purchase the Premises from Owner at such price and upon such terms. Tenant's right of first refusal shall expire if not exercised by notice thereof to Owner within thirty (30) days following the foregoing notice from Owner. In the event that this right of first refusal shall not be exercised by Tenant or otherwise shall expire or terminate, Tenant, by acceptance hereof, agrees to make, execute and deliver to Owner immediately upon request therefor an instrument in proper form for recordation evidencing the expiration of the aforesaid right of first refusal. In the event that Tenant shall not make, execute and deliver such instrument to Owner, Tenant shall be responsible for and Tenant hereby agrees to pay to Owner the reasonable costs and attorney fees incurred by Owner in taking such legal action as Owner may determine necessary to obtain confirmation of record by judicial action or otherwise of the expiration of such right of first refusal as well as in enforcing collection of such costs and fees. In the event Tenant exercises its right of first refusal but closing does not occur for whatever reason, Tenant's rights under this Paragraph shall terminate, but Tenant's obligations under this Lease shall not.

34. Transfer of Owner's Interest. In the event of the sale, assignment, or transfer by Owner of its interest in the Premises or in this Lease (other than a collateral assignment to secure a debt of Owner), Owner shall thereupon be released and discharged from all its covenants and obligations under this Lease, except those obligations that have accrued prior to such sale, assignment, or transfer, and Tenant agrees to look solely to the successor in interest of Owner for the performance of those covenants accruing after such sale, assignment, or transfer. Owner's assignment of this Lease, or of any or all of its rights in this Lease, shall not affect Tenant's obligations hereunder, and Tenant shall attorn and look to the assignee as Owner.

35. Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed on the part of Tenant, Tenant shall, subject to the terms of this Lease, at all times during the continuance of this Lease have the peaceable and quiet enjoyment and possession of the Premises.

36. Miscellaneous.

a. Neither the execution of this Lease nor the performance of any act pursuant to the provisions hereof shall be deemed or construed to have the effect of creating between Owner and Tenant the relationship of principal and agent, partnership, or joint venture.

b. All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative and not restrictive of those given by law.

c. No failure of Owner to exercise any power given Owner hereunder or to insist upon strict compliance by Tenant of its obligations hereunder, and no custom or practice of the party at variance with the terms hereof shall constitute a waiver of Owner's right to demand exact compliance with the terms hereof.

d. Any notice required hereunder shall be deemed sufficient notice and service thereof completed upon receipt or refusal of same if same shall be in writing and personally delivered or addressed to the addressee at the address set forth below and sent by a reputable nationwide overnight delivery service for next business day delivery.

e. Owner and Tenant agree that no representations or inducements have been made other than those expressed herein and that this Lease contains the entire agreement between the parties hereto. Any amendments to this Lease shall be in writing and signed by Owner and Tenant. This Lease supersedes and replaces all prior agreements, written or otherwise, with respect to the subject matter hereof.

f. Upon request of either Owner or Tenant, the parties hereto shall execute a short form lease ("Memorandum of Lease") in recordable form, setting forth such provisions hereof (other than the amount of rent and other sums due) as either party may wish to incorporate. The cost of recording such Memorandum of Lease shall be borne by the party requesting execution of same.

The paragraph headings are for convenience of reference only and shall not be used to construe or interpret the words used in this Lease.

h.The address of Tenant to which all notices herein provided shall be sent is:

420 McKinney Parkway
Lillington, NC 27546

i.The address of the Owner to which all notices herein provided shall be sent is:

402 McKinney Parkway
Lillington, NC 27546

j. Throughout this Lease, the masculine gender shall be deemed to include the neuter and the feminine; the singular, the plural; the plural, the singular; the corporate, the individual; and the individual, the corporate.

k. Each individual executing this Lease as director, officer, partner, member, manager, or agent of a corporation, limited liability company, or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation, limited liability company, or partnership.

1.This Lease shall be construed according to the laws of the State of

North Carolina and any action brought to enforce or interpret this Lease shall be brought only in the courts of Harnett County, North Carolina.

m.This Lease may be executed in duplicate originals, any of which shall be declared an original.

IN WITNESS WHEREOF, the parties, by and through their duly authorized representatives, have caused this Lease to be executed under seal and delivered, this the date and year first above written.

OWNER:

BOON EDAM, INC. A New York corporation		(SEAL)

By:	/s/
February 25, 2010 President

[CORPORATE SEAL]

TENANT:

AMERICAN DEFENSE SYSTEMS, INC.

By:	/s/ Gary Sidorsky
February 23, 2010 CFO

Exhibit A

Lying and being situate in Lillington Township, Harnett County, North Carolina, and being all of that 5.65 acre tract as shown on that map dated July 1, 1996 by Mickey R. Bennett, R.L.S. and recorded in Plat Cabinet F, Slide 599B in the office of the Register of Deeds of Harnett County.

This being the same identical real property described in that deed from Simco Leasing Company, Inc. to Tomsed Corporation dated October 18, 2001 and recorded in Book 1549, Page 395 in the office of the Register of Deeds of Harnett County.